

<ARTICLE>                     5
<LEGEND>
     This schedule contains summary financial information extracted from the consolidated balance sheet and consolidated income statement of GATC
     Corporation and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                   1,000,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-START>                                 JAN-01-1997
<PERIOD-END>                                   DEC-31-1997
<CASH>                                         14
<SECURITIES>                                   0
<RECEIVABLES>                                  59
<ALLOWANCES>                                   6
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0    <F1>
<PP&E>                                         3609
<DEPRECIATION>                                 1594
<TOTAL-ASSETS>                                 2828
<CURRENT-LIABILITIES>                          0    <F1>
<BONDS>                                        1221 <F2>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       0
<OTHER-SE>                                     665
<TOTAL-LIABILITY-AND-EQUITY>                   2828
<SALES>                                        0
<TOTAL-REVENUES>                               799
<CGS>                                          0
<TOTAL-COSTS>                                  341  <F3>
<OTHER-EXPENSES>                               153  <F4>
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             118
<INCOME-PRETAX>                                (76) <F5>
<INCOME-TAX>                                   (21)
<INCOME-CONTINUING>                            (41)
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   (41)
<EPS-PRIMARY>                                  0
<EPS-DILUTED>                                  0


<F1> Not applicable because GATC has an unclassified balance sheet.
<F2> This value consists of two components: Long-term debt of 1,121 million and capital lease obligations of 100 million. Short-term debt not included in this calculation.
<F3> This value represents Operating Expenses on the Consolidated Income
     Statement.
<F4> This value consists of the Provision for depreciation and amortization on the Consolidated Income Statement.
<F5> This value represents (Loss)Income before income taxes and equity in earnings of affiliates.


